UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2023
RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38248 (Commission File Number)	46-3951329 (I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A
Irving, Texas		75038
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (214) 771-9952

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.    Unregistered Sales of Equity Securities.
On December 8, 2023, under the terms of the previously announced backstop private placement pursuant to that certain Standby Purchase Agreement dated as of August 8, 2023, as amended (the “Purchase Agreement”), among RumbleOn, Inc. (the “Company”), Mark Tkach (“Tkach”), William Coulter (“Coulter”) and Stone House Capital Management, LLC, a Delaware limited liability company d/b/a Stone House Partners (“Stone House” and, collectively with Tkach and Coulter, the “Standby Purchasers”), the Company issued and sold to the Standby Purchasers 3,443,289 shares of Class B common stock at an exercise price of $5.50 per share (the “Backstop Securities”) for an aggregate purchase price of approximately $18.9 million (the “Backstop Purchase”). The Backstop Securities represent the shares of the Company’s Class B common stock that remained unsubscribed for by the shareholders of the Company as of the expiration of the subscription period of the Company’s Rights Offering (as defined below).

The issuance and sale of the Backstop Securities to the Standby Purchasers was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for a transaction by an issuer not involving any public offering. Each of the Standby Purchasers represented to the Company at issuance that it is an “accredited investor” and that it is acquiring the Backstop Securities for investment only and not with a view to or for sale in connection with any distribution thereof.

The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts and commissions, in connection with the issuance of the Backstop Securities.

Item 8.01. Other Events.

On December 6, 2023, the Company issued a press release announcing the final results of its previously announced $100.0 million rights offering (the “Rights Offering”). In connection with the Rights Offering, subscription rights were exercised for aggregate gross proceeds of $81.1 million, resulting in the issuance of an aggregate of 14,738,529 shares of the Company’s Class B common stock at an exercise price of $5.50 per share. The Company estimates the net proceeds of the Rights Offering and Backstop Purchase to be approximately $98.4 million. After the closing of the Rights Offering and Backstop Purchase, the Company has approximately 35,015,190 shares of its Class B common stock outstanding.

The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description
99.1	Press Release, dated December 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: December 11, 2023	By:	/s/ Mathew W. Grynwald
Mathew W. Grynwald
General Counsel and Secretary